Exhibit 10.1

EXTENSION AND AMENDMENT NO. 2 TO THE

5-YEAR REVOLVING CREDIT AGREEMENT

THIS EXTENSION AND AMENDMENT NO. 2, dated as of August 18, 2021 (this “Extension and Amendment”) by and among ALTRIA GROUP, INC., a Virginia corporation (“Altria”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”) and CITIBANK, N.A., as administrative agents (the “Administrative Agents”), is an amendment to that certain US$3,000,000,000 5-Year Revolving Credit Agreement, dated as of August 1, 2018, as amended by Amendment No. 1 to the 5-Year Revolving Credit Agreement, dated as of January 25, 2019 (collectively, the “Revolving Credit Agreement”), by and among Altria, the Lenders party thereto and the Administrative Agents.

W I T N E S S E T H

WHEREAS, in accordance with Section 2.20 of the Revolving Credit Agreement, Altria, the Administrative Agents and each Person set forth on Annex I hereto under the heading “Name of Initial Lender” (each, an “Extending Lender”) desires to extend the term of the Revolving Credit Agreement; and

WHEREAS, in accordance with Section 9.01 of the Revolving Credit Agreement, Altria, the Administrative Agents and the Extending Lenders, which include all Lenders, desire to amend the Revolving Credit Agreement pursuant to the terms hereof and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.    Defined Terms. For the purposes of this Extension and Amendment, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.

SECTION 2.    Extension. Each of the undersigned Extending Lenders hereby agrees to extend, effective August 18, 2021, its Commitment and the Maturity Date under the Revolving Credit Agreement for an additional one year period to August 1, 2024 pursuant to Section 2.20 of the Revolving Credit Agreement.

SECTION 3.    Amendment to Section 1.01.

(a)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Revolving Credit Agreement:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.08.

“Benchmark” means, initially, LIBO Rate; provided that, if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.08.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by JPMCB, as Administrative Agent, for the applicable Benchmark Replacement Date; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by JPMCB, as Administrative Agent, and each Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by JPMCB, as Administrative Agent, in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by JPMCB, as Administrative Agent, and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by JPMCB, as Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by JPMCB, as Administrative Agent, and each Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by JPMCB, as Administrative Agent, in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of

“Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that JPMCB, as Administrative Agent, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by JPMCB, as Administrative Agent, in a manner substantially consistent with market practice (or, if JPMCB, as Administrative Agent, decides that adoption of any portion of such market practice is not administratively feasible or if JPMCB, as Administrative Agent, determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as JPMCB, as Administrative Agent, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and each Borrower pursuant to Section 2.08(c); or

(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election is provided to the Lenders, so long as JPMCB, as Administrative Agent, has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by JPMCB, as Administrative Agent, in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if JPMCB, as Administrative Agent, decides that any such convention is not administratively feasible for JPMCB, as Administrative Agent, then JPMCB, as Administrative Agent, may establish another convention in its reasonable discretion.

“Early Opt-in  Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by JPMCB, as Administrative Agent, to (or the request by any Borrower to JPMCB, as Administrative Agent, to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(2) the joint election by JPMCB, as Administrative Agent, and each Borrower to trigger a fallback from LIBO Rate and the provision by JPMCB, as Administrative Agent, of written notice of such election to the Lenders.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Loan Documents” mean this Agreement, any extension agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Other Benchmark Rate Election” means if the then-current Benchmark is the LIBO Rate, the occurrence of:

(1) a request by any Borrower to JPMCB, as Administrative Agent, to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate; and

(2) JPMCB, as Administrative Agent, in its sole discretion, and Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by JPMCB, as Administrative Agent, of written notice of such election to Borrower and the Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by JPMCB, as Administrative Agent, in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by JPMCB, as Administrative Agent, to the Lenders and each Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by JPMCB, as Administrative Agent, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for JPMCB, as Administrative Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.08 that is not Term SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(b)    The following definitions are amended in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an EEA Financial Institution or a UK Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Interest Period” means, for each LIBO Rate Advance comprising part of the same Pro Rata Borrowing and each Floating Rate Bid Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such LIBO Rate Advance or Floating Rate Bid Advance or the date of Conversion of any Base Rate Advance into such LIBO Rate Advance or the last day of the preceding Interest Period applicable to such Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, or, if available to all Lenders, twelve months, as such Borrower may select upon notice received by

JPMCB, as Administrative Agent, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

(a) such Borrower may not select any Interest Period that ends after the Termination Date;

(b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

(c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 4.    Amendment to Article I. Article I of the Revolving Credit Agreement is hereby amended to add and include Section 1.04 as follows:

SECTION 1.04 Interest Rates; LIBOR Notification. The interest rate on LIBO Rate Advances is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month Dollar LIBOR settings will permanently cease; (b) immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (c) immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.08(b) and (c) provide the mechanism for determining an alternative rate of interest. JPMCB, as Administrative Agent, will promptly notify each Borrower, pursuant to Section 2.08(e), of any change to the reference rate upon which the interest rate on LIBO Rate Borrowings is based. However, JPMCB, as Administrative Agent, does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.08(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.08(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

SECTION 5.    Amendment to Article II. Article II of the Revolving Credit Agreement is hereby amended by deleting and replacing Section 2.08 in its entirety as follows:

SECTION 2.08 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.08, if prior to the commencement of any Interest Period for a LIBO Rate Advance:

(i) JPMCB, as Administrative Agent, determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis), for Dollars and such Interest Period; provided that, no Benchmark Transition Event shall have occurred at such time; or

(ii) JPMCB, as Administrative Agent, is advised by the Required Lenders (or, in the case of a Competitive Bid Advance, the Lender that is required to make such Advance) that the LIBO Rate for Dollars and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Borrowing for Dollars during such Interest Period;

then JPMCB, as Administrative Agent, shall give notice thereof to each Borrower and the relevant Lenders in writing by telecopier or e-mail as promptly as practicable thereafter and, until JPMCB, as Administrative Agent, notifies each Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice of Conversion delivered pursuant to Section 2.06 that requests the Conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Advance shall be ineffective, (B) if any Notice of Pro Rata Borrowing requests a LIBO Rate Advance, such Borrowing shall be made as a Base Rate Advance and (C) any request by a Borrower for a LIBO Rate Competitive Bid Borrowing shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by any Borrower for LIBO Rate Competitive Bid Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowing shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by JPMCB, as Administrative Agent, to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as JPMCB, as

Administrative Agent, has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless JPMCB, as Administrative Agent, has delivered to the Lenders and each Borrower a Term SOFR Notice. For the avoidance of doubt, JPMCB, as Administrative Agent, shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d) In connection with the implementation of a Benchmark Replacement, JPMCB, as Administrative Agent, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) JPMCB, as Administrative Agent, will promptly notify each Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by JPMCB, as Administrative Agent, or, if applicable, each Borrower or any Lender (or group of Lenders) pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by JPMCB, as Administrative Agent, in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then JPMCB, as Administrative Agent, may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then JPMCB, as Administrative Agent, may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon each Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, each Borrower may revoke any request for a LIBO Rate Borrowing of, conversion to or continuation of LIBO Rate Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, each Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 6.    Amendment to Article VII. Article VII of the Revolving Credit Agreement is hereby amended by deleting and replacing Section 7.04 in its entirety as follows:

SECTION 7.04 Lender Credit Decision. (a) Each Lender acknowledges that it has, independently and without reliance upon either Administrative Agent, any Syndication Agent, any Documentation Agent, or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent, Syndication Agent, Documentation Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

(b) (i) Each Lender hereby agrees that (x) if JPMCB, as Administrative Agent, notifies such Lender that JPMCB, as Administrative Agent, has determined in its sole discretion that any funds received by such Lender from JPMCB, as Administrative Agent, or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to JPMCB, as Administrative Agent, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to JPMCB, as Administrative Agent, at the greater of the NYFRB Rate and a rate determined by JPMCB, as Administrative Agent, in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to JPMCB, as Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by JPMCB, as Administrative Agent, for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of JPMCB, as Administrative Agent, to any Lender under this Section 7.04(b) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from JPMCB, as Administrative Agent, or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by JPMCB, as Administrative Agent, (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify JPMCB, as Administrative Agent, of such occurrence and, upon demand from JPMCB, as Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to JPMCB, as Administrative Agent, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to JPMCB, as Administrative Agent, at the greater of the NYFRB Rate and a rate determined by JPMCB, as Administrative Agent, in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, JPMCB, as Administrative Agent, shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower.

(iv) Each party’s obligations under this Section 7.04(b) shall survive the resignation or replacement of JPMCB, as Administrative Agent, or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 7.    Amendment to Article IX. Article IX of the Revolving Credit Agreement is hereby amended by deleting and replacing Section 9.10 in its entirety as follows:

SECTION 9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including for the avoidance of doubt, any notice delivered pursuant to Section 9.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopier, e-mail or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, e-mailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require JPMCB, as Administrative Agent, to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, that without limiting the foregoing, (i) to the extent JPMCB, as Administrative Agent, has agreed to accept any Electronic Signature, JPMCB, as Administrative Agent, and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of JPMCB, as Administrative Agent, or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

SECTION 8.    Amendment to Schedule I. Schedule I to the Revolving Credit Agreement is hereby amended and restated in its entirety to be in the form of Annex I attached hereto.

SECTION 9.    Representations and Warranties of Altria. Altria represents and warrants to the Lenders as of the date hereof and as of the Extension and Amendment Effective Date that:

(a)    The execution, delivery and performance of this Extension and Amendment are within Altria’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Altria’s charter or by-laws or (ii) in any material respect, any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

(b)    This Extension and Amendment is a legal, valid and binding obligation of Altria enforceable against Altria in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 10.    Conditions Precedent.

(a)    On or prior to the date hereof, JPMCB, as Administrative Agent, shall have received this Extension and Amendment, duly executed and delivered by Altria and the Extending Lenders.

(b)     JPMCB, as Administrative Agent, shall have received, for its own account, or for the account of each applicable party, the fees the Borrower has previously agreed in writing to pay on or prior to the Extension and Amendment Effective Date and, to the extent invoiced at least one Business Day prior to the Extension and Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses.

SECTION 11.    Effective Date. This Extension and Amendment shall become effective (the “Extension and Amendment Effective Date”) on August 18, 2021, the date on which all conditions precedent set forth in Section 10 are satisfied.

SECTION 12.    Reference to and Effect on the Revolving Credit Agreement.

(a)    On and after the Extension and Amendment Effective Date, the Revolving Credit Agreement shall be, and be deemed to be, modified and amended in accordance herewith and all the terms and conditions of this Extension and Amendment shall be deemed to be part of the terms and conditions of the Revolving Credit Agreement for any and all purposes and shall be binding on each party to the Revolving Credit Agreement. Except as expressly modified and expressly amended by this Extension and Amendment, the Revolving Credit Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)    On and after the Extension and Amendment Effective Date, each reference in the Revolving Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Revolving Credit Agreement shall, unless the context otherwise requires, mean and be a reference to the Revolving Credit Agreement, as amended by this Extension and Amendment.

(c)    The execution, delivery and effectiveness of this Extension and Amendment shall not operate as a waiver of any right, power or remedy of any Lender under the Revolving Credit Agreement nor constitute a waiver of any provision of the Revolving Credit Agreement.

SECTION 13.    Governing Law. This Extension and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.    Execution in Counterparts. This Extension and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page executed by Electronic Signature to this Extension and Amendment by telecopier, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Extension and Amendment.

SECTION 15.    Headings. The headings of this Extension and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages omitted]